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                                  EXHIBIT A (3)

                         FORM OF DISTRIBUTION AGREEMENT

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                             DISTRIBUTION AGREEMENT

     AGREEMENT, made this___day of____________, ______ by and between Genesis Financial Group, Inc. (the "Sponsor") on behalf of and for the benefit of Gen Net Realty (the "Trust") a grantor trust organized by the Sponsor and existing under the laws of the State of Michigan, and _______________ ("Distributor"), a __________ corporation.

     WHEREAS, the Distributor is a broker-dealer registered with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934 ("1934 Act") and is a member of the National Association of Securities Dealers, Inc. ("NASD"); and

     WHEREAS, the Trust is a unit investment trust registered with the Securities and Exchange Commission under the Investment Company Act of 1940 ("1940 Act"); and

     WHEREAS, the Trust proposes to offer for public sale units of direct beneficial interest ("Units"), and

     WHEREAS, the Trust desires the Distributor to act as the soliciting and distribution party, on an agency basis, in connection with the offer of the Units of the Trust for sale to the public, and the Distributor desires to so act in these capacities;

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants set forth herein and for other good and valuable consideration, receipt of which is acknowledged, the Sponsor and Distributor mutually agree that Distributor will provide distribution services for the Trust as follows:

     1. APPOINTMENT OF DISTRIBUTOR. The Sponsor hereby appoints Distributor and Distributor hereby accepts the appointment as the distributor, on a non-exclusive, agency basis, of Units issued by the Trust and registered with the SEC in accordance with the Trust's registration statement together with its final prospectus as filed and declared subsequently effective pursuant to the Securities Act of 1933, as amended ("1933 Act") together with any amendments or supplements to the Trust's registration statement which are contained in the prospectus ("Prospectus").

     2. ACCEPTANCE OF APPOINTMENT. Distributor hereby accepts the appointment and agrees to use its best efforts to promote, offer for sale and sell the Units of the Trust to the public pursuant to the terms and conditions governing the offering of Units as provided by the Prospectus. In so doing, Distributor shall conduct its affairs in accordance with the Conduct Rules of the NASD and all other applicable laws and regulations.

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     3.   PRICE OF UNITS. The price at which the Units of the Trust shall be sold to the public shall be the price as set forth in the Trust's Prospectus.

     4. DISTRIBUTOR NOT AGENT IN CERTAIN CIRCUMSTANCES. Distributor is authorized, upon receipt of the prior written consent of the Sponsor, to enter into dealer agreements for the sale of Trust Units with registered broker-dealers who are members of NASD. Distributor may also distribute Trust Units directly through its own registered representatives. In either event, Distributor shall be responsible for the payment of any and all fees or conmmissions to such broker-dealers or representatives as set forth in paragraph 6. In making agreements with its salesmen, broker-dealers, financial institutions, and other institutions, organizations, and associations, the Distributor shall act only in its own behalf as principal and not as agent for the Trust or the Sponsor. The Distributor shall be agent for the Trust only in respect to its offer and sale of the Trust's Units.

     5. DISTRIBUTOR'S COMPENSATION. As compensation for all of its services provided and its costs assumed under this Agreement, Distributor shall receive on sales of Units of the Trust effected by or on behalf of the Distributor pursuant to this Agreement or any dealer sales agreement entered into by the Distributor for the distribution of the Units, the Sales Charge according to the schedule which is mutually agreed upon and designated from time to time in an effective registration statement or amendment thereto for the Trust under the 1933 Act.

     6.   ALLOCATION OF EXPENSES.

     (a) Distributor shall be responsible for all costs and expenses incurred in its distribution of Trust Units consisting of the following: (i) compensation and expenses of sales and marketing personnel of the Distributor; (ii) compensation (in addition to Sales Charges, if any) paid to registered representatives of Distributor and other broker-dealers that have entered into written dealer sales agreements with the Distributor; and
     (iii) compensation to financial institutions and other institutions, organizations and associations which have rendered assistance in the distribution of the Units. The Trust shall pay for or cause to be paid all expenses, costs and fees incurred by or on behalf of the Trust which are not specifically assumed by the Distributor pursuant to this Distribution Agreement except that any expenses and compensation paid to persons associated with NASD member firms who arrange for other broker-dealers to be distributors of Units on behalf of the Trust shall be paid for by the Sponsor without reimbursement from the Trust.

     (b) Except as specifically noted in paragraph 6(a) above, the Trust shall be directly responsible for all costs associated with filing and registration fees, printing expenses, costs of preparing sales literature, blue sky expenses and miscellaneous expenses associated with the offering.


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     7.   ISSUANCE OF UNITS. The Trust shall not issue certificates representing
Trust Units unless requested by a Unitholder. If such request is transmitted through Distributor, the Trust will cause certificates evidencing the Units owned to be issued in the names and denominations as Distributor shall from time to time direct. Nothing herein shall prevent the Trust from issuing directly, without payment of any sales charge to Distributor, Trust Units as a dividend or distribution to its Unitholders or in a reorganization.

     8. MODIFICATION OF AGREEMENT. The terms and provisions of this Agreement, shall be modified automatically to conform with the requirements imposed by the 1933 Act, the 1940 Act and the 1934 Act and the rules and regulations promulgated thereunder. Otherwise, this Agreement may be modified only if the modification is approved either: (a) by action of a majority of the Sponsor's Directors who are not interested or affiliated persons of the Distributor or of the Trust or of the trustee for the Trust.

     9. TERM AND RENEWAL. This Agreement shall take effect upon its execution. Thereafter, this Agreement shall continue in effect, unless sooner terminated as hereinafter provided, for one year periods so long as its continuance is approved by the Trust's Board of Directors including the vote of a majority of the Sponsor's Board of Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval in accordance with the procedures and requirements of the 1940 Act. Notwithstanding the foregoing, this Distribution Agreement may be terminated at any time by the Sponsor as provided in paragraph 11 below.

     10. ASSIGNMENT TERMINATES AGREEMENT. This Agreement shall automatically terminate in the event of its assignment, as defined in the 1940 Act.

     11. TERMINATION UPON NOTICE. Either party hereto shall have the right to terminate this Agreement without payment of a penalty upon ten (10) days' written notice to the other party, which notice may be waived by such other party. Termination by the Trust shall be effectuated by notice from the Sponsor. In the event of a material breach of this Agreement by the Distributor, notwithstanding anything herein to the contrary, the Sponsor shall have the right to terminate this Agreement immediately upon transmitting written notice to the Distributor which shall include an explanation of the grounds for termination.

     12. INDEPENDENT CONTRACTOR. Distributor shall be deemed to be an independent contractor and shall be free to render to other similar or dissimilar services as those rendered under this Agreement.


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     13.  INFORMATION FURNISHED BY TRUST TO UNDERWRITER. The Trust shall furnish the Distributor from time to time for use in connection with the registration of the Trust and its securities under the Federal securities laws and with the sale of its Units, such information with the respect to the Trust and its Units as the Distributor may reasonably request, all of which shall be signed by one or more of the Trust's duly authorized officers. The Trust warrants that the statements containing any such information when so signed by its officers shall be true and correct in all material respects. The Trust shall also furnish the Distributor with any audits of its books and accounts made by independent public accountants; with a monthly itemized list of the securities in its portfolio; with monthly balance sheets as soon as practical after the end of each month;
and from time to time with such additional information regarding its financial condition as the Distributor may reasonably request. The Trust shall cooperate fully in the efforts of the Distributor to perform its duties under this Agreement, and the Trust shall execute all documents reasonably necessary to enable registration of the Trust and its Units under the Federal and State securities laws and to maintain such registration as current.

     14. REGISTRATION AND QUALIFICATION. In connection with the organization of the Trust and the offering of its Units the Trust shall assume all expenses of preparation, registration and qualification of Units of the Trust under Federal and State laws and the filing of registration statements and copies of corporate documents, agreements and any other related documents; specifically the Trust shall pay all legal, county, registration and filing fees incident to such registrations and filings. During such organizational and initial offering, the Trust will also pay for the preparation and printing of Registration Statements and Prospectuses when such documents are distributed to persons who are not already shareholders of the Trust.

     15.  INDEMNITIES.

     (a) The Trust agrees to indemnify, defend and hold Distributor, its officers and directors and any person who controls Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which Distributor, its officers and directors or any such controlling person may incur under the 1933 Act, or under the common law or otherwise, arising out of or based upon any alleged untrue statements of a material fact contained in the Trust's Registration Statement and Exhibits and Prospectuses, or arising out of or based upon any alleged omission to state a material fact required to be stated in such documents or necessary to make the statements in them not misleading, provided, however, that this indemnity, to the extent that it might require indemnity of a person who is an officer or director or controlling person of Distributor and who is also a director or officer of the Trust, shall not inure to the benefit of such officer or director or controlling person unless a court of competent


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jurisdiction shall determine, or it shall have been determined by controlling precedent, that such result would not be against public policy as expressed in the 1933 Act; and further provided that in no event shall anything herein contained be so construed as to protect Distributor (or its officers and directors or any controlling persons) against any liability to the Trust or its stockholders to which Distributor would otherwise be subject by reason of willful misfeasance, bad faith or negligence, in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement. The Trust's agreement to indemnify Distributor, its officers and directors and any such controlling person as aforesaid is expressly conditioned upon its being notified of any action brought against Distributor, its officers and directors or any such controlling person, such notification to be given by letter or telegram address to the Trust at its principal office in______________, Michigan, and sent to it by the person against whom such action is brought, within ten (10) days after the summons or legal process shall have been serviced. The failure to so notify the Trust of any such action shall not relieve it from any liability which it may have to the person against whom such action is brought by reason of any such alleged untrue statement or omission otherwise than on the account of the indemnity contained in this paragraph. The Trust will be entitled at its election, to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Trust and approved by the Distributor. In the event that the Trust does elect to assume the defense of any such suit and retain counsel of good standing approved by the Distributor, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Trust does not elect to assume the defense of any such suit, or in case Distributor does not approve of counsel chosen the Trust will reimburse Distributor, its officers and directors, or the controlling person named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by Distributor or them. The indemnification contained in this paragraph and the representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Distributor, its officers and directors, or any controlling person, and shall survive the delivery of any Units of the Trust hereunder. This indemnity will inure exclusively to Distributor's benefit, to the benefit of its successors, to the benefit of its officers and directors and their respective estates, and to the benefit of any controlling person and its successors. The Trust agrees promptly to notify Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issue and sale of its Units.

(b) The Distributor agrees to indemnify, defend and hold the Trust, its several officers and directors, and any person who controls the Trust within the meaning of the Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or


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defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which Trust, its officers or directors, or any such controlling person may incur under the 1933 Act or under the common law or otherwise; but only to the extent that such liability or expense incurred by the Trust, its officers or directors or such controlling person resulting from such claims or demands shall arise out of or be based upon any alleged untrue statement of a material fact contained information furnished in writing by Distributor to the Trust for use in the Trust's Registration Statements and Exhibits or Prospectuses or shall arise out of or be based upon any alleged omission to stating material fact in connection with such information required to be stated in such document and necessary to make the statements in them not misleading. Distributor's agreement to indemnify the Trust, its officers and directors, and any such controlling person as aforesaid is expressly conditioned upon Distributor being notified of any action brought against Trust, its officers or directors, or any such controlling person, such notification to be given by letter or telegram addressed to the Distributor at its principal office in ______________________________, Michigan, and sent to it by the person against whom such action is brought, within ten (10) days after the summons or other first legal process shall have been served. Distributor shall have a right to control the defense of such action, with counsel of its own choosing, satisfactory to the Trust, if such action is based solely upon such alleged misstatement or omission on its part, and in any other event the Distributor or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. Failure to so notify Distributor of any such action shall not relieve Distributor from any liability which Distributor may have to the Trust, it officers or directors, or to such controlling person by reason of such untrue statement or omission on Distributor's part otherwise than on account of its indemnity contained in this paragraph.

     16. LIMITATION OF LIABILITY. The Sponsor's Board of Directors, the Trustee of the Trust, and the Unitholders of the Trust shall not be liable for any obligations of the Trust under this agreement, and Distributor agrees that, in asserting any rights of claims under this agreement, it shall look only to the assets and property of the Trust in settlement of such right or claim, and not to such Directors, Trustee or Unitholders.

     17. REGISTRATION AND QUALIFICATION OF DISTRIBUTOR. Distributor is registered and qualified as a broker-dealer with the U.S. Securities and Exchange Commission and the Securities Commission of the States where the Units of the Trust will be offered, and is a member of the NASD. Distributor will comply with all Federal and State Securities laws applicable to the offer and sale of the securities into the operation and conduct of the business of a broker-dealer.

     18. INTERESTED PERSONS. Absent law or regulation to the contrary, neither this Agreement nor any transaction entered into pursuant hereto, shall be invalidated or


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in any way affected by the fact that the Sponsor's Board of Directors, officers or stockholders of the Trust are or may be interested persons of Distributor as directors, officer or stockholders or otherwise; or that directors, officers or stockholders of Distributor may be interested persons of the Sponsor as directors, officers, shareholders, or otherwise.

     19. NOTICES. Any notice under this Agreement shall be in writing and shall be addressed and delivered, telecopied, electronically mailed or mailed, postage prepaid, to the other party's principal place of business, or to such other address as shall have been previously specified by written notice given to the other party.

     For notice purposes the address of the Trust and the Sponsor is c/o Genesis Financial Group, Inc., One Oakland Towne Square, Suite 1450, Southfield, Michigan 48076.

     20. GOVERNING LAW. This Agreement is executed and delivered in the State of Michigan and shall be governed by the laws of Michigan without regard to Michigan's conflicts of laws principles and the 1933 Act, the 1934 Act, and 1940 Act.

     21. DEFINITIONS. For the purpose of this Agreement, the terms "vote of the majority of the outstanding securities", "assignment", "affiliated person" and "interested person" shall have the respective meanings specified in the 1940 Act, as amended.

     22. This writing constitutes the entire Distribution Agreement between the parties and no conditions or warranties shall be implied herefrom unless expressly set forth herein.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day first above written.

                                             (Name of Distributor)

Attest:                                      By:
       --------------------------------         -----------------------------
                                             Title:
                                                    -------------------------
                                             Address:
                                                      -----------------------

                                             --------------------------------

                                             --------------------------------

                                             Genesis Financial Group, Inc.


Attest:                                      By:
       --------------------------------          ----------------------------


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